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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 30, 2002


                              FTI Consulting, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Maryland                     001-14875               52-1261113
 (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)



             900 Bestgate Road, Suite 100, Annapolis, Maryland  21401
               (Address of Principal Executive Offices)       (ZIP Code)



       Registrant's telephone number, including area code: (410) 224-8770

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Item 2.     Acquisition or Disposition of Assets.

        On July 24, 2002, FTI Consulting, Inc. ("FTI") entered into an Agreement for the Purchase and Sale of Assets (the "Purchase Agreement") by and between FTI and PricewaterhouseCoopers LLP ("PwC"), pursuant to which FTI agreed to acquire certain assets and assume certain liabilities of PwC's U.S. Business Recovery Services Division (BRS). BRS is one of the leading providers of bankruptcy, turnaround and financial restructuring services to businesses in the United States. On August 30, 2002, FTI completed the acquisition of BRS. The purchase price plus other acquisition costs included approximately $143.0 million of cash and 3.0 million shares of FTI common stock valued at $101.9 million. The 3.0 million shares of common stock issued for BRS were valued using the average stock price of FTI for the five day period beginning two days before and ending two days after July 24, 2002. FTI financed the cash portion of the purchase price from its existing cash and a new credit facility that it entered into with Bank of America, N.A. on August 30, 2002.

        On September 13, 2002, FTI filed a report on Form 8-K with the Securities and Exchange Commission stating that FTI had completed the acquisition and that the required financial statements and pro forma financial information would be filed within 60 days after the initial filing. This Form 8-K/A contains the required financial statements and information.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Acquired Business. Audited financial statements of PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer Activities at June 30, 2000, 2001 and 2002, and for each of the three years in the period ended June 30, 2002, including notes thereto, are attached as Exhibit 99.1 hereto.

        (b) Pro Forma Financial Information. Unaudited pro forma combined statements of income for the year ended December 31, 2001 and the six-month period ended June 30, 2002, including notes thereto, and unaudited pro forma combined balance sheet at June 30, 2002, including notes thereto, are attached as Exhibit 99.2 hereto.

        (c) Exhibits.

              10.1 First Amendment dated as of September 20, 2002 to the Credit Agreement dated as of August 30, 2002, by and among FTI Consulting, Inc. and its subsidiaries named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders and the arranger and book manager named therein.

              23.1   Consent of Deloitte & Touche LLP, Independent Auditors

              99.1 Audited financial statements of PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer Activities at June 30, 2000, 2001 and 2002, and for each of the three years in the period ended June 30, 2002, including notes thereto.

                                       2

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              99.2   Unaudited pro forma combined statements of income for the
                     year ended December 31, 2001 and the six-month period ended June 30, 2002, including notes thereto, and unaudited pro forma combined balance sheet at June 30, 2002, including notes thereto.

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                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FTI CONSULTING, INC.



                                             By: /s/ Theodore I. Pincus
                                                 ----------------------
                                                 Theodore I. Pincus
                                                 Executive Vice President and
                                                 Chief Financial Officer


Date: October 9, 2002
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                                  EXHIBIT INDEX

 Exhibit                             Description

10.1 First Amendment dated as of September 20, 2002 to the Credit Agreement dated as of August 30, 2002, by and among FTI Consulting, Inc. and its subsidiaries named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders and the arranger and book manager named therein.

23.1       Consent of Deloitte & Touche LLP, Independent Auditors

99.1 Audited financial statements of PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer Activities at June 30, 2000, 2001 and 2002, and for each of the three years in the period ended June 30, 2002, including notes thereto.

99.2 Unaudited pro forma combined statements of income for the year ended December 31, 2001 and the six-month period ended June 30, 2002, including notes thereto, and unaudited pro forma combined balance sheet at June 30, 2002, including notes thereto.

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